Exhibit 99.1

HEALTHCARE SERVICES GROUP, INC. REPORTS

RESULTS FOR THE THREE MONTHS AND YEAR ENDED

DECEMBER 31, 2011

Bensalem, PA – February 7, 2012 Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended December 31, 2011 increased approximately 24% to $250,239,000 compared to $202,087,000 for the same 2010 period. Net income for the three months ended December 31, 2011 increased approximately 16% to $10,565,000 or $.16 per basic and per diluted common share, compared to the 2010 fourth quarter net income of $9,123,000 or $.14 per basic and per diluted common share.

The Company also reported that revenues for the year ended December 31, 2011 increased approximately 15% to $889,065,000 compared to $773,956,000 for the same 2010 period. Net income for the year ended December 31, 2011 increased approximately 11% to $38,156,000 or $.57 per basic and $.56 per diluted common share compared to the year ended December 31, 2010 net income of $34,441,000 or $.52 per basic and $.51 per diluted common share.

Additionally, our Board of Directors had previously declared on January 24, 2012 a regular quarterly cash dividend of $.16125 per common share, payable on March 16, 2012 to shareholders of record at the close of business on February 24, 2012. This represents our 35th consecutive regular quarterly cash dividend payment, as well as the 34th consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.

2011 Year End Earnings Release	February 7, 2012

The Company also announced that it will make a presentation on February 8, 2012 regarding the Company at the “UBS Annual Global Healthcare Services Conference” at the Grand Hyatt in New York City. This presentation will also be audio webcast at www. ibb.ubs.com.

The Company will host a conference call today at 4:30 PM Eastern Time to discuss its results for the three and twelve month periods ended December 31, 2011. The call in number will be 888-337-8169. Passcode #3743187

Cautionary Statement Regarding Forward-Looking Statements

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of

2011 Year End Earnings Release	February 7, 2012

long-term care; credit and collection risks associated with this industry; one client accounting for approximately 9% of revenues in the year ended December 31, 2011; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010 in Part I thereof under “Government Regulation of Clients”, “Competition” and “Service Agreements/Collections”, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress and related agencies have affected through the enactment of a number of major laws and regulations during the past decade, including the March 2010 enactment of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010. Most recently, on July 29, 2011, the United States Center for Medicare Services issued final rulings which, among other things, will reduce Medicare payments to nursing centers by 11.1% and change the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries. Currently, the U.S. Congress is considering further changes or revising legislation relating to health care in the United States which, among other initiatives, may impose cost containment measures impacting our clients. These laws and proposed laws and forthcoming regulations have significantly altered, or threaten to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry has affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

2011 Year End Earnings Release	February 7, 2012

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contact:

Daniel P. McCartney

Chairman and Chief Executive Officer

215-639-4274

HEALTHCARE SERVICES GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
Cash and cash equivalents	$38,639,000	$39,692,000
Marketable securities, net	31,337,000	43,437,000
Accounts receivable, net	130,744,000	108,426,000
Other current assets	31,401,000	30,220,000

Total current assets	232,121,000	221,775,000

Property and equipment, net	9,763,000	6,656,000
Notes receivable- long term, net	1,483,000	5,055,000
Goodwill, net	16,955,000	16,955,000
Other Intangible Assets, net	7,372,000	7,262,000
Deferred compensation funding	13,780,000	12,080,000
Other assets	8,221,000	8,151,000

Total Assets	$289,695,000	$277,934,000

Accrued insurance claims-current	$5,296,000	$5,076,000
Other current liabilities	40,091,000	35,455,000

Total current liabilities	45,387,000	40,531,000

Accrued insurance claims-long term	12,358,000	11,845,000
Deferred compensation liability	14,224,000	12,479,000
Stockholders’ equity	217,726,000	213,079,000

Total Liabilities and Stockholders’ Equity	$289,695,000	$277,934,000

HEALTHCARE SERVICES GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	September 30,	September 30,
	For the Three Months Ended December 31,
	2011	2010
Revenues	$250,239,000	$202,087,000
Operating costs and expenses:
Cost of services provided	217,190,000	172,952,000
Selling, general and administrative	18,671,000	15,771,000

Income from operations	14,378,000	13,364,000

Other income:
Investment and interest income	1,189,000	1,073,000

Income before income taxes	15,567,000	14,437,000
Income taxes	5,002,000	5,314,000

Net income	$10,565,000	$9,123,000

Basic earnings per common share	$.16	$.14

Diluted earnings per common share	$.16	$.14

Cash dividends per common share	$.16	$.155

Basic weighted average number of common shares outstanding	66,812,000	66,074,000

Diluted weighted average number of common shares outstanding	67,705,000	67,232,000

HEALTHCARE SERVICES GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	September 30,	September 30,
	For the Year Ended December 31,
	2011	2010
Revenues	$889,065,000	$773,956,000
Operating costs and expenses:
Cost of services provided	766,958,000	665,149,000
Selling, general and administrative	65,306,000	57,310,000

	56,801,000	51,497,000

Other income:
Investment and interest income	1,011,000	2,622,000

Income before income taxes	57,812,000	54,119,000
Income taxes	19,656,000	19,678,000

Net income	$38,156,000	$34,441,000

Basic earnings per Common Share	$.57	$.52

Diluted earnings per Common Share	$.56	$.51

Cash dividends per common share	$.63	$.60

Basic weighted average number of common shares outstanding	66,637,000	65,917,000

Diluted weighted average number of common shares outstanding	67,585,000	67,008,000